UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

(Rule 14c−101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1924

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c−5(d)(2))

☐	Definitive Information Statement

Tianci International, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

TIANCI INTERNATIONAL, INC.

Unit 1109, Lippo Sun Plaza, 28 Canton Road

Tsim Sha Tsui, Kowloon, Hong Kong

Tel: +852 26621800

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

This Notice and Information Statement is being circulated to the stockholders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”), Tianci International, Inc. (the “Company”), as of the close of business on April 10, 2026, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holder of a majority of the outstanding voting stock of the Company, holding approximately 64.87% of the outstanding voting capital stock of the Company (the “Majority Stockholders”). This Information Statement shall be considered the notice required under Chapter 78 of the Nevada Revised Statutes (the “NRS”).

The following actions (“Corporate Actions”) were approved by written consent of the Majority Stockholders on April 10, 2026:

(i)	the implementation of one or more reverse stock splits of the Company’s issued and outstanding shares of common stock (the “Common Stock”) at a ratio up to 1-for-250, with the exact ratio and timing to be determined by the Company’s board of directors (the “Board”) in its discretion (the “Reverse Stock Splits); and

(ii)	for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance by the Company of Common Stock, pre-funded warrants, warrants or other rights to acquire Common Stock, Common Stock issuable upon exercise of pre-funded warrants, warrants or other right, and any combination thereof, including as units or pre-funded units, for aggregate gross proceeds of up to $7 million, which may result in the issuance of 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price below the Minimum Price as defined in Nasdaq Listing Rule 5635(d).

This Information Statement is being furnished to our stockholders of record as of April 10, 2026 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent of the Majority Stockholders. You do not need to do anything in response to this Notice and the Information Statement. The action to be taken pursuant to the Corporate Actions above shall be taken at such future date as determined by the Board of Directors (the “Board”) of the Company, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Stockholders of record as of the Record Date. You are urged to read the Information Statement in its entirety.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Shufang GAO

Chief Executive Officer and Director

TIANCI INTERNATIONAL, INC.

Unit 1109, Lippo Sun Plaza, 28 Canton Road

Tsim Sha Tsui, Kowloon, Hong Kong

Tel: +852 26621800

INFORMATION STATEMENT

(dated April 13, 2026)

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.0001 par value per share (the “Common Stock”) of Tianci International, Inc., a Nevada corporation (the “Company”), by the Board of Directors (the “Board”) to notify them about certain action the holders of a majority of the voting power of the Company’s outstanding voting securities have taken by written consent in lieu of a stockholders’ meeting. The stockholder action was taken on April 10, 2026.

Copies of this Information Statement are first being sent on or about [*], 2026, to the holders of record as of April 10, 2026, of the outstanding shares of the Company’s common stock.

General Information

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean Tianci International, Inc., a Nevada corporation. Our principal executive offices are located at Unit 1109, Lippo Sun Plaza, 28 Canton Road Tsim Sha Tsui, Kowloon, Hong Kong, telephone: +852 26621800.

By written consent dated April 10, 2026, as permitted by Section 78.320(2) of the NRS and Section 5 of Article I of our bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of Common Stock, have an aggregate beneficial interest of greater than the majority of our issued and outstanding shares of Common Stock, approved the following corporate actions (collectively, the “Corporate Actions”):

(i)	the implementation of one or more reverse stock splits of the Company’s issued and outstanding shares of common stock (the “Common Stock”) at a ratio up to 1-for-250, with the exact ratio and timing to be determined by the Company’s board of directors (the “Board”) in its discretion (the “Reverse Stock Splits); and

(ii)	for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance by the Company of Common Stock, pre-funded warrants, warrants or other rights to acquire Common Stock, Common Stock issuable upon exercise of pre-funded warrants, warrants or other right, and any combination thereof, including as units or pre-funded units, for aggregate gross proceeds of up to $7 million, which may result in the issuance of 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price below the Minimum Price as defined in Nasdaq Listing Rule 5635(d).

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Nasdaq Requirements

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the company’s outstanding common stock or 20% or more of the voting power of such company outstanding before the issuance, at a price that is less than the Minimum Price as defined in Nasdaq Listing Rule 5635(d) (the “Minimum Price”).

The transaction described in this Information Statement involves the issuance by the Company of Common Stock, pre-funded warrants, warrants or other rights to acquire Common Stock, Common Stock issuable upon exercise of pre-funded warrants, warrants or other right, and any combination thereof, including as units or pre-funded units, for aggregate gross proceeds of up to $7 million, which may result in the issuance of 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price below the Minimum Price. Accordingly, the Board has determined that, for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the Company’s stockholders is required in connection with the issuance of such securities.

The approval of the Corporate Actions for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 78.320(2) of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such approval by written consent was also made in accordance with the Company’s Articles of Incorporation and Bylaws.

The actions taken by written consent of the Majority Stockholders will not become operative until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

Dissenters’ Right of Appraisal

Under the NRS, the Company’s stockholders are not entitled to dissenters’ rights with respect to the proposed actions and nor have we provided for appraisal rights in our certificate of incorporation or bylaws.

Vote Required

The vote, which was required to approve the above Corporate Actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote is April 10, 2026. The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on April 10, 2026. As of the record date, the Company had 3,618,907 shares of voting stock outstanding, all shares being Common Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 78.320(2) of the NRS and Section 5 of Article I of our Bylaws provide that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent that are signed by shareholders representing a majority of the voting power of the shareholders of the Company, except however, if a different proportion of voting power is required by law, the Articles of Incorporation or the Bylaws, than that proportion of written consents is required.

The consenting stockholders voted to approve the Corporate Actions and their respective approximate ownership percentage of the voting stock of the Company as of April 10, 2026, totalling, in aggregate, 64.87% of the outstanding voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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CORPORATE ACTIONS

I. APPROVAL OF ONE OR MORE REVERSE STOCK SPLITS AT AN AGGREGATED RATIO UP TO 1-FOR-250, TO BE DETERMINED AND IMPLEMENTATEDAT THE BOARD’S DISCRETION.

On April 10, 2026, our Board and the Majority Stockholders (i) authorized and approved the implementation of one or more Reverse Stock Splits during a period of up to two years of the date of the stockholders’ resolution, at an aggregated ratio of up to 1-for-250, with the exact ratio and timing to be determined by the Board in its discretion, (ii) authorized the Board, at its absolute and sole discretion, to implement one or more Reverse Stock Splits and determine the exact Reverse Stock Splits ratio and effective date of each of such Reverse Stock Splits during a period of two (2) years of the date of the date of the stockholders’ resolution, and (iii) authorized the Board to take all actions necessary or appropriate to effect the Reverse Stock Splits in accordance with NRS 78.2055.

The Reverse Stock Splits (as applicable) would become effective upon the Board’s approval of a Reverse Stock Split, or such later date as is chosen by the Board (the “Effective Date”). It is in the Board’s sole discretion whether to implement any Reverse Stock Splits. We believe that granting the Board the authority to set the ratio for and implement the Reverse Stock Splits is essential because it allows us to quickly react to changing market conditions and ensure that we do not fall out of compliance with Nasdaq listing standards. We will publicly announce the ratio of any Reverse Stock Split in advance of the Effective Date of such Reverse Stock Split, following approval of our Board.

Background

The Board believes that effecting the Reverse Stock Splits is desirable for a number of reasons, including:

Avoid Delisting from Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires that, for continued listing on Nasdaq, the Common Stock of the Company must sustain a $1.00 minimum bid price (the “Minimum Bid Price Requirement”). On October 29, 2025, the Company received a deficiency letter from the Listing Qualifications Department of the Nasdaq notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for our Common Stock was below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq rules, the Company has been provided a period of 180 calendar days, or until April 27, 2026 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. To regain compliance before the Compliance Date, at the annual meeting of the Company’s stockholders held on February 13, 2026, the Company’s stockholders approved a proposal to grant the Board the authority, in its sole discretion to effect a reverse stock split at a ratio ranging from one-for-two (1:2) to one-for-one-hundred (1:100), with the exact ratio to be determined by the Board of Directors. On March 6, 2026, pursuant to the authority granted, the Board approved a reverse stock split of our Common Stock at a ratio of 1-for-7 (the “First Reverse Stock Split”). The First Reverse Stock Split became effective at market opening on March 20, 2026.

On April 6, 2026, the Company has received written notification (the "Compliance Notice") from the Listing Qualifications Department of the Nasdaq confirming that the Company has regained compliance with the Minimum Bid Price Requirement. However, there is no guarantee that the market price of the Common Stock following the First Reverse Stock Split will sufficiently for us to meet the minimum bid price requirement continuously. In particular, as the Board and the holders of a majority of the Company’s outstanding voting power have approved, the Company will conduct an offering of Common Stock, Common Stock issuable upon exercise of pre-funded warrants, warrants or other right, and any combination thereof, including as units or pre-funded units, for aggregate gross proceeds of up to $7 million, which may result in the issuance of 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price below the Minimum Price as defined in Nasdaq Listing Rule 5635(d) after the First Reverse Stock Split, as described below in “APPROVAL OF THE POTENTIAL ISSUANCE BY THE COMPANY OF COMMON STOCK, PRE-FUNDED WARRANTS, WARRANTS OR OTHER RIGHTS TO ACQUIRE COMMON STOCK, COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS, AND ANY COMBINATION THEREOF, INCLUDING AS UNITS OR PRE-FUNDED UNITS, (COLLECTIVELY AND INDIVIDUALLY, THE “SECURITIES”), FOR AGGREGATE GROSS PROCEEDS OF UP TO $7 MILLION, WHICH MAY RESULT IN THE ISSUANCE OF 20% OR MORE OF THE COMMON STOCK OR 20% OR MORE OF THE VOTING POWER OUTSTANDING BEFORE THE ISSUANCE, AT A PRICE BELOW THE MINIMUM PRICE AS DEFINED IN NASDAQ LISTING RULE 5635(D).” The securities to be offered may contain certain mechanism, such as exercise price reset provisions and a zero exercise price option, both of which will result in the issuance of a significantly higher number of shares upon exercise, which will cause a substantial dilution and a significant decrease in the market price of Company’s Common Stock. Furthermore, we have also observed that the securities with similar terms issued by other Nasdaq-listed companies have caused such Nasdaq-listed companies’ stock prices to drop below Nasdaq’s minimum bid price or made it more difficult for these companies to cause their stock prices to maintain compliance with Nasdaq’s minimum bid price.

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The primary purpose of effectuating any Reverse Stock Splits would be to raise the per share trading price of our Common Stock by reducing the number of outstanding shares in order to ensure we are able to maintain compliance with the Minimum Bid Price and our listing on Nasdaq. Such action would be pre-emptive in order to ensure that we do not fall out of compliance with Nasdaq listing standards after the First Reverse Stock Split and the completion of the proposed offering.

Broadening our investor base. The Board also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Splits could improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Stock Splits, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Stock Splits could help increase analyst and broker’s interest in Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Certain Risks Associated with the Reverse Stock Splits

We cannot assure you that the Reverse Stock Splits will increase the price of our Common Stock and have the desired effect of regaining and maintaining compliance with Nasdaq listing rules.

We expect that the Reverse Stock Splits will increase the market price of the Common Stock so that we will be able to meet the minimum bid price requirement under the listing rules of a principal national securities exchange. However, the effect of the Reverse Stock Splits on the market price of the Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of the Common Stock following the Reverse Stock Splits will not increase sufficiently for us to meet the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may not be unable to list our Common Stock on a principal national securities exchange.

Even if the Reverse Stock Splits results in the requisite increase in the market price of the Common Stock to be in compliance with the minimum bid price requirements of a principal national securities exchange, there can be no assurance that the market price of the Common Stock following the Reverse Stock Splits will remain at the level required for continued compliance with such requirement. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the implementation of the Reverse Stock Splits, the percentage decline may be greater than would occur in the absence of the Reverse Stock Splits. In any event, other factors unrelated to the number of shares of the Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of the Common Stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

The Reverse Stock Splits may decrease the liquidity of the Common Stock.

The liquidity of the Common Stock may be adversely affected by the Reverse Stock Splits given the reduced number of shares that will be outstanding following the Reverse Stock Splits, especially if the market price of the Common Stock does not sufficiently increase as a result of the Reverse Stock Splits. In addition, the Reverse Stock Splits may increase the number of stockholders who own odd lots (less than 100 shares) of the Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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The increased market price of the Common Stock resulting from the Reverse Stock Splits may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of the Common Stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in the Common Stock, there can be no assurance that the Reverse Stock Splits will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of the Common Stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of the Common Stock may not necessarily improve following the Reverse Stock Splits.

Effects of the Reverse Stock Splits

Depending on the ratio for the Reverse Stock Splits determined by our Board from time to time, as of the Effective Date, each 1 to 250 shares and in the aggregate not more than 250 shares, inclusive, of Common Stock outstanding (depending on the Reverse Stock Splits ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock. The actual number of shares issued after giving effect to the Reverse Stock Splits, if implemented, will depend on the Reverse Stock Splits ratio that is determined by our Board in its sole discretion.

The Reverse Stock Splits will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in our company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Splits will be rounded up to the next whole number. In addition, the Reverse Stock Splits will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Splits may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effectiveness of the Reverse Stock Splits, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Splits, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “CIIT.”

Effect of the Reverse Stock Splits on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Splits. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Splits ratio determined by the Board, subject to our treatment of fractional shares.

For example, upon the effectiveness of the Reverse Stock Split at a ratio of 1-for-2, a warrant holder that previously held a warrant to purchase 100,000 shares of common stock at an exercise price of $0.10 per share, would hold a warrant to purchase 50,000 shares at an exercise price of $0.20 per share. Similarly, a convertible noteholder that previously held a convertible note that is convertible into 100,000 shares of common stock at a conversion price of $0.10 per share, would hold a note that is convertible into 50,000 shares at a conversion price of $0.20 per share.

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Procedure for Implementing the Reverse Stock Splits

The Company will file a Certificate of Amendment with the Secretary of State of the State of Nevada upon a Reverse Stock Split becoming effective. On the Effective Date, shares of Common Stock issued immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the stock split ration as determined by the Board.

The exact timing of effecting the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Splits if our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Splits.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of the Reverse Stock Splits, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Splits for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Splits. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Splits Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

If our Board elects to implement the Reverse Stock Splits, stockholders of record holding some or all of their shares in certificated form (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held in book-entry form at our transfer agent, Securities Transfer Corporation, in their direct registration system representing the appropriate number of whole shares of our Common Stock resulting from the Reverse Stock Splits. Stockholders of record upon the effective time of the Reverse Stock Splits will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent. As soon as practicable after the effective time of the Reverse Stock Splits, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry. Your Old Certificate(s) representing pre-stock split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares. Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Splits. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the split ratio determined and approved by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the split ratio selected by the Board. Retroactive restatement will be given to all share numbers in our financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Splits.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Splits.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Splits except to the extent of their ownership of shares of our Common Stock and/or preferred stock.

Reservation of Right to Abandon Reverse Stock Splits

We reserve the right to abandon the Reverse Stock Splits without further action by our stockholders at any time before the effectiveness of any such Reverse Stock Split, even though the authority to effect one or more Reverse Stock Splits has been approved by our stockholders. The Board is also expressly authorized to delay, not to proceed with, and abandon, the Reverse Stock Splits if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

II. APPROVAL OF THE POTENTIAL ISSUANCE BY THE COMPANY OF COMMON STOCK, PRE-FUNDED WARRANTS, WARRANTS OR OTHER RIGHTS TO ACQUIRE COMMON STOCK, COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS, AND ANY COMBINATION THEREOF, INCLUDING AS UNITS OR PRE-FUNDED UNITS, (COLLECTIVELY AND INDIVIDUALLY, THE “SECURITIES”), FOR AGGREGATE GROSS PROCEEDS OF UP TO $7 MILLION, WHICH MAY RESULT IN THE ISSUANCE OF 20% OR MORE OF THE COMMON STOCK OR 20% OR MORE OF THE VOTING POWER OUTSTANDING BEFORE THE ISSUANCE, AT A PRICE BELOW THE MINIMUM PRICE AS DEFINED IN NASDAQ LISTING RULE 5635(D).

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General

The Board of Directors of the Company has approved, and the holders of a majority of the Company’s outstanding voting power have approved, the potential issuance by the Company of the Securities in one or more potential transactions that may not constitute public offerings for purposes of Nasdaq Listing Rule 5635(d).

The exact purchase price, structure, and the number of Securities to be issued will be determined at the time of the offering. The Company may issue Common Stock, pre-funded warrants, warrants or other rights to acquire Common Stock, Common Stock issuable upon exercise of pre-funded warrants, warrants or other right, and any combination thereof, including as units or pre-funded units, for aggregate gross proceeds of up to $7 million, which may result in the issuance of 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price below the Minimum Price Company may issue .

The maximum number of shares of our Common Stock that may be issued, including shares issuable upon exercise or conversion of the Securities, will not exceed the number of authorized and unissued shares of Common Stock available at the time of issuance.

Additionally, the Securities offered by the Company may include the following:

•	a cashless exercise option;
•	a zero exercise price option;
•	price reset or other adjustment mechanisms;
•	anti-dilution protections; and/or
•	other adjustments that may decrease the exercise price and increase the number of Common Stock issuable under such Securities.

These provisions could result in the issuance of a greater number of shares of Common Stock upon exercise than initially issuable. In particular, if a warrant is exercised pursuant to a zero exercise price option in combination with an exercise price reset, the number of shares issuable upon exercise of one (1) warrant could result the Company to issue up to four (4) shares of Common Stock without payment to the Company of any additional cash.

The above-described transaction(s), if undertaken, must be consummated within one (1) year from the date of stockholder approval.

Nasdaq Listing Rule 5635(d)

Our Common Stock is listed on the Nasdaq Capital Market. Accordingly, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635 requires that a listed company obtain stockholder approval in certain circumstances, including, prior to the issuance, in a transaction other than a public offering, of more than 20% of the company’s outstanding common stock or voting power outstanding before the issuance, at a price that is less than the Minimum Price. For purposes of this Rule 5635(d), “Minimum Price” means a price that is the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

The transaction described in this Action involves the issuance of Securities for aggregate gross proceeds of up to $7 million, which may result in the issuance of 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price below the Minimum Price. Accordingly, stockholder approval is required under Nasdaq Listing Rule 5635(d).

For purposes of complying with Nasdaq Listing Rule 5635, the Majority Stockholders have approved the issuance of Securities for aggregate gross proceeds of up to $7 million, which may result in the issuance of 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price below the Minimum Price. Such approval for purposes of Nasdaq Rule 5635 was taken by written consent pursuant to Section 78.320(2) of the NRS, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

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Reasons for the Issuance

The Board believes that the issuance of the Securities is in the best interests of the Company and its stockholders because it is expected to provide the Company with access to capital to support its business operations and strategic objectives. The Board further determined that obtaining stockholder approval in advance of determining the final pricing and structure of the transaction is advisable in order to ensure compliance with Nasdaq Listing Rule 5635(d) and preserve transactional flexibility in a rapidly changing market environment.

Possible Effects of the Issuance of Securities

If the issuance of the Securities is consummated, the Company’s existing stockholders may experience substantial dilution in their ownership interests, voting power, and earnings per share. The exact number of shares of Common Stock to be issued or are issuable, and the extent of any dilution, cannot be determined at this time because the purchase price and number of the Securities to be issued will be determined at the time of issuance.

Depending on the purchase price determined at the time of issuance, the issuance of the Securities may result in the issuance, in the aggregate, of at least 20 % or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction. The inclusion of zero exercise price option, price resets and other price adjustment and anti-dilution mechanisms could result in the issuance of a greater number of shares than initially contemplated at the time of issuance.

The issuance of additional shares of Common Stock, including shares issued upon exercise of warrants, may:

•	significantly dilute existing stockholders;
•	reduce existing stockholders’ percentage ownership and voting power;
•	adversely affect earnings per share; and
•	have a downward effect on the market price of the Company’s Common Stock.

The Board of Directors considered these potential effects and determined that the issuance of the Securities and the resulting potential dilution are reasonable and appropriate in light of the Company’s capital needs and strategic objectives.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of the date of this Information Statement by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities; (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K); and (iii) our officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown except to the extent voting power may be shared with a spouse.

Unless otherwise indicated, the address for each director and executive officer listed is c/o Unit 1109, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Name of Beneficial Owner	Number of Shares of Common Stock		Percentage
Shufang GAO	2,021,482	(1)	55.86%
Wei FANG	9,229		0.26%
Ying DENG	7,143		0.20%
Yee Man YUNG	3,158		0.09%
Fan LIU	3,158		0.09%
Juan CHANG	–		–
Guilin ZHANG	–		–
All officers and directors as a group (7 persons)	2,044,170	(1)	56.50%
Zhigang PEI	303,445	(2)	8.38%

______________________________

(1)	Includes 2,014,339 shares of common stock owned of record by RQS Capital Limited. Shufang GAO holds voting and dispositive power over shares held by RQS Capital Limited.
(2)	Includes 256,143 shares owned of record by Silver Glory Group Limited, of which Zhigang PEI is the beneficial owner.

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INTERESTS OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

Saved as disclosed in this Information Statement, no other officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our common stock has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as an officer, director or beneficial owner.

ADDITIONAL INFORMATION

Householding of Materials

We will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Unit 1109, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, Attn: Shufang GAO, CEO, Telephone +852 26621800.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Majority Stockholders’ approval of the Reverse Stock Splits, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock, will be borne by us. The Company may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

Available Information

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. In addition, the SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By Order of the Board of Directors,

/s/ Shufang GAO
Shufang GAO
Chief Executive Officer and Director

April 13, 2026

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